THORSTEINSSONS LLP TAX LAWYERS

PO Box 49123
Three Bentall Centre
27th Floor
595 Burrard Street
Vancouver, BC V7X 1J2

Telephone 604.689.1261
Facsimile 604.688.4711
Toll Free 877.616.2200

July 20, 2015

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Dear Sirs/Mesdames:

Re: Imperial Metals Corporation (the "Company")

We hereby consent to all references to this firm in the registration statement on Form F-7 (the "**Registration Statement**") filed by the Company under the Securities Act of 1933, as amended, including the references in the Registration Statement under the captions "Eligibility for Investment" and "Certain Canadian Federal Income Tax Considerations".

Yours truly,

"THORSTEINSSONS LLP"